     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1997
                                                      Registration No. 333-____
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          Cytoclonal Pharmaceutics Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                    Delaware
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   75-2402409
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

           9000 Harry Hines Boulevard, Dallas, Texas         75235
           ----------------------------------------------------------
            (Address of Principal Executive Offices)       (Zip Code)

              Cytoclonal Pharmaceutics Inc. 1992 Stock Option Plan
              ----------------------------------------------------
                            (Full Title of the Plan)

                             Arthur P. Bollon, Ph.D.
                          Cytoclonal Pharmaceutics Inc.
                           9000 Harry Hines Boulevard
                               Dallas, Texas 75235
                     ---------------------------------------
                     (Name and Address of Agent For Service)

                                 (214) 353-2922
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                         Copy to: Robert H. Cohen, Esq.
                     Morrison Cohen Singer & Weinstein, LLP
                              750 Lexington Avenue
                            New York, New York 10022
                                 (212) 735-8600

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

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
   Title of Securities     Amount to be      Proposed Maximum          Proposed Maximum         Amount of
    to be Registered        Registered   Offering Price Per Share  Aggregate Offering Price  Registration Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share, issuable
upon exercise of options
granted under 1992 Stock
Option Plan                    418,500            $2.02(1)                 $845,370               $265.18
-------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share, issuable
upon exercise of options
which may be granted
under 1992 Option Plan          21,500            $7.375(1)                $158,562.50            $ 48.05
-------------------------------------------------------------------------------------------------------------
      Total Registration Fee ...................................................................  $313.23
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

-------------------------
(1) Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee and based on the average of the bid and asked prices of the Common Stock of Cytoclonal Pharmaceutics Inc. as reported by the NASDAQ SmallCap Stock Market on October 1, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents (or parts thereof) filed or to be filed with the Securities and Exchange Commission (the "Commission") by Cytoclonal Pharmaceutics Inc., a Delaware corporation (the "Company"), are incorporated by reference in this registration statement:

     (a) The Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 1996.

     (b) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1997.

     (c) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1997.

     (c) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Company's fiscal year ended December 31, 1996.

     (d) The Company's Registration Statement on Form 8-A, as filed with the Commission on May 17, 1995, to register the Common Stock under Section 12(g) promulgated under the Exchange Act which Registration Statement contains a description of the Common Stock.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Restated Certificate of Incorporation provides that the Company shall indemnify its officers and directors against certain liabilities to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"). The Company's Restated Certificate of Incorporation also limits a director's liability for monetary damages for breach of fiduciary duty, including gross negligence, except liability for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption and
(iv) any transaction from which the director derives an improper personal benefit. Delaware law, however, does not eliminate a director's duty of care and the indemnifying provisions of the Company's Restated Certificate of Incorporation have no effect on the availability of equitable remedies, E.G., injunction or rescission, based upon the breach of such duty. In addition, the Company has obtained an insurance policy providing coverage for certain liabilities of its officers and Directors.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.


     4.   Cytoclonal Pharmaceutics Inc. 1992 Stock Option Plan.

     5.   Opinion of Morrison Cohen Singer & Weinstein, LLP.

  23.1 Consent of Morrison Cohen Singer & Weinstein, LLP (included in its Opinion filed as Exhibit 5 hereto).

  23.2    Consent of Richard A. Eisner & Company, LLP.

  24. Powers of Attorney (included on the signature page of this Registration Statement).

ITEM 9.   UNDERTAKINGS

  (a)     The Company hereby undertakes that it will:

          (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), treat each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial BONA FIDE offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 2nd day of October 1997.

                                       CYTOCLONAL PHARMACEUTICS INC.


                                       By: /s/ Arthur P. Bollon
                                          ------------------------------------
                                          Name: Arthur P. Bollon
                                          Title: Chairman, President and
                                                 Chief Executive Officer

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arthur P. Bollon, Ph.D., with the power of substitution, his or her attorney-in-fact, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, may do or choose to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

     Signature                Title                              Date
     ---------                -----                              ----

/s/ Arthur P. Bollon          Chairman, President, Chief         October 2, 1997
-------------------------     Executive Officer and Director
Arthur P. Bollon, Ph.D.       (principal executive officer)


/s/ Daniel Shusterman         Vice President Operations,         October 2, 1997
-------------------------     Treasurer and Chief Financial
Daniel Shusterman, J.D.       Officer (principal financial
                              and accounting officer)


/s/ Ira Gelb                  Director                           October 2, 1997
-------------------------
Ira Gelb, M.D.


/s/ Irwin C. Gerson           Director                           October 2, 1997
-------------------------
Irwin C. Gerson

                                  EXHIBIT INDEX


NO.   DESCRIPTION
---   -----------

 4.   Cytoclonal Pharmaceutics Inc. 1992 Stock Option Plan.

 5.   Opinion of Morrison Cohen Singer & Weinstein, LLP.

23.1 Consent of Morrison Cohen Singer & Weinstein, LLP (included in its Opinion filed as Exhibit 5 hereto).

23.2  Consent of Richard A. Eisner & Company, LLP.

24. Powers of Attorney (included on the signature page of this Registration Statement).